Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration No. 333-138044, 333-122937, 333-119157 and 333-142286) and Registration Statements on Form S-8 (Registration No. 333-84180, 333-932, 333-11648, 333-122271, 333-122302 and 333-142284) of Attunity Ltd (the “Company”) of our report dated April 6, 2009 with respect to the consolidated financial statements of the Company for the year ended December 31, 2008 included in this Annual Report on Form 20-F for the year ended December 31, 2008.

Tel-Aviv, Israel April 6, 2009	/s/ KOST FORER GABBAY & KASIERER ————————————————— KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global